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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-4 of Manhattan Bancorp of our report dated March 30, 2011, with respect to the consolidated financial statements of Manhattan Bancorp and Subsidiaries included in the Annual Report on Form 10-K of Manhattan Bancorp for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Vavrinek, Trine, Day & Co., LLP
Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California
January 23, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM